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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF UNITRIN, INC.


Subsidiaries of Unitrin, Inc., with their states of incorporation in parentheses, are as follows:


     1.  Alpha Property & Casualty Insurance Company (Wisconsin)
     2.  Financial Indemnity Company (California)
     3.  Fireside Mortgage Loans (California)
     4.  Fireside Securities Corporation (California)
     5.  Fireside Thrift Co. (California)
     6.  Milwaukee Guardian Insurance, Inc. (Wisconsin)
     7.  Milwaukee Insurance Group, Inc. (Wisconsin)
     8.  Milwaukee Safeguard Insurance Company (Wisconsin)
     9.  The Pyramid Life Insurance Company (Kansas)
     10. Security National Insurance Company (Texas)
     11. Southern States Finance Corporation (Louisiana)
     12. Southern States General Agency, Inc. (Louisiana)
     13. Trinity Lloyd's Corporation (Texas)
     14. Trinity Universal Insurance Company (Texas)
     15. Trinity Universal Insurance Company of Kansas, Inc. (Kansas)
     16. Union Automobile Indemnity Company (Illinois)
     17. Union National Fire Insurance Company (Louisiana)
     18. Union National Life Insurance Company (Louisiana)
     19. United Casualty Insurance Company of America (Pennsylvania)
     20. United Insurance Company of America (Illinois)
     21. United Lloyd's Corporation (Texas)
     22. Unitrin Acquisition Corporation (Missouri)
     23. Unitrin Services Company (Illinois)